UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Coca-Cola Company adopted form award agreements for performance share units, stock options and restricted stock units (the “Forms”), which will be used to evidence grants of awards to eligible employees, including executive officers, under The Coca-Cola Company 2014 Equity Plan (the “2014 Equity Plan”). These are the only types of equity awards to be granted in 2015 under the 2014 Equity Plan. The first awards under the 2014 Equity Plan will be granted on February 19, 2015. The full text of the Forms are attached hereto as Exhibits 10.1 through 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Performance Share Agreement for grants under the 2014 Equity Plan, as adopted February 18, 2015
10.2	Form of Performance Share Agreement - Alternate for grants under the 2014 Equity Plan, as adopted February 18, 2015
10.3	Form of Stock Option Agreement for grants under the 2014 Equity Plan, as adopted February 18, 2015
10.4	Form of Restricted Stock Unit Agreement for grants under the 2014 Equity Plan, as adopted February 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: February 18, 2015	By: /s/ Bernhard Goepelt Bernhard Goepelt Senior Vice President, General Counsel and Chief Legal Counsel